UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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ADVANCED BATTERY TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Advanced Battery Technologies, Inc.
15 West 39th Street, Suite 14A
New York, NY 10018

Supplement dated June 10, 2009
To the Proxy Statement Dated May 26, 2009

Dear Shareholders:

We recently sent you a proxy statement dated May 26, 2009 to solicit your proxy for the 2009 Annual Meeting of the Shareholders of Advanced Battery Technologies, Inc. The meeting will be held at 10:00 a.m., Eastern Daylight Time, on Thursday, June 25, 2009, at New York’s Hotel Pennsylvania, 401 7th Avenue (at 33rd Street), New York, New York.  At our meeting, we will vote on proposals (1) to elect eleven directors, (2) to amend our Certificate of Incorporation to increase the number of authorized shares of common stock, (3) to approve the Advanced Battery Technologies, Inc. 2009 Equity Incentive Plan, and (4) to transact such other business as may properly come before the meeting.

Shortly after we mailed and posted the proxy statement, we completed a private placement of convertible securities and obtained cash proceeds of $10 million before paying the offering expenses.  Specifically we sold 10,000 shares of Series E 0% Convertible Preferred Stock and three series of common stock purchase warrants:  Series A Warrants, Series B Warrants and Series C Warrants.  Information about the securities follows.  Additional information may be obtained from the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on June 3, 2009.

Derivative Security	Conversion or Exercise Price	Common Shares Issuable	Expiration Date
Series E 0% Convertible Preferred Stock	$3.79	2,638,523	N.A.
Series A Warrants	$4.92	1,319,261	Nov. 27, 2014
Series B Warrants	$3.79	2,638,523	Nov. 27, 2009*
Series C Warrants	$5.68	**	Nov. 27, 2014
 _______________________________

*  If, however, on October 28, 2009 there is no effective registration statement permitting public sale of the underlying shares or the authorized common stock is insufficient to permit exercise of the Warrants, then the Series B Warrants will expire 30 days after those situations are remedied.

** The Series C Warrants may be exercised to purchase 25% of the number of shares sold upon exercise of the Series B Warrants.

The issuance of these derivative securities provides another reason why the Board of Directors believes that an increase in the authorized common stock (Proposal #2) is necessary.  In addition, the investors in our recent placement were willing to assume the risk of illiquidity posed by our current lack of authorized common stock only if we agreed to pay them liquidated damages if that risk is not resolved at our June 25 Annual Meeting.  Therefore, the Securities Purchase Agreement under which the derivative securities were issued provides that if an increase in authorized common stock is not authorized at our June 25 meeting, then, once each month until the increase is authorized, Advanced Battery Technologies must pay to the investors 4% of the purchase price of the securities – i.e. $400,000.

For the reasons set forth in the Proxy Statement and for these additional reasons, the Board of Directors continues to recommend a vote “For” Proposal 2.

If you have already delivered a proxy or voted online, you do not need to take any further action unless you want to change your vote.  It you want to change your vote or revoke your proxy,  instructions for doing so are contained in the Proxy Statement.

Sincerely,

/s/ Zhiguo Fu

Zhiguo Fu
Chairman of the Board,
Chief Executive Officer